Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Bob Lougee (800) 611-8488
Thursday, May 3, 2012		bob.lougee@usamobility.com

USA Mobility Reports First Quarter Operating Results;

Board Declares Regular Quarterly Dividend

Wireless Subscriber and Revenue Trends Continue to Improve;

Software Solutions Launched, Application Development Advances;

Operating Expenses Reduced; Outstanding Debt Repaid

Amcom Acquires Critical Test Results Management Solution from IMCO Technologies

Springfield, VA (May 3, 2012) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging, mobile voice and data and unified communications solutions, today announced operating results for the first quarter ended March 31, 2012. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per share, payable on June 22, 2012 to stockholders of record on May 18, 2012.

Consolidated revenue for the first quarter was $56.7 million, compared to $58.9 million in the fourth quarter and $57.3 million in the first quarter of 2011. Revenue from the Company’s Wireless business (USA Mobility Wireless) was $44.3 million in the first quarter, compared to $46.5 million in the fourth quarter and $52.5 million in the first quarter of 2011. Revenue from the Software business (Amcom Software) was $12.5 million, compared to revenue of $4.8 million in the first quarter of 2011. USA Mobility acquired Amcom on March 3, 2011. As a result, reported results for the Software business for the first quarter of 2011 included only the 29-day period from March 3, 2011 to March 31, 2011. In addition, Software maintenance revenue in the prior year’s first quarter was reduced by $0.9 million for purchase accounting adjustments. Accordingly, on a pro forma basis, reflecting Amcom results for the full quarter and excluding purchase accounting adjustments, Software revenue for the first quarter of 2011 was $13.1 million and consolidated revenue was $65.6 million.

First quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $18.8 million, or 33.1 percent of revenue, compared to $17.9 million, or 31.2 percent of revenue, in the year-earlier quarter. On a pro forma basis, excluding purchase accounting adjustments and one-time acquisition related expenses, EBITDA in the year-earlier quarter was $21.7 million, or 33.0 percent of revenue. First quarter EBITDA included $17.5 million from Wireless and $1.3 million from Software. EBITDA from Wireless of $17.5 million compared to $17.1 million in the prior quarter and $17.0 million in the year-earlier quarter.

Net income for the first quarter was $8.5 million, or $0.37 per fully diluted share, compared to $40.7 million, or $1.82 per fully diluted share, in the first quarter of 2011. Net income for the year-earlier quarter reflected 29 days of the Software business as well as the purchase accounting adjustment to Software maintenance revenue and one-time acquisition related expenses. In addition, the acquisition resulted in a $32.4 million reduction in the deferred income tax asset valuation allowance and a corresponding reduction in income tax expense. Excluding the purchase accounting adjustment to software maintenance revenue, the one-time acquisition related expenses and the reduction in the deferred income tax asset valuation allowance, net income for the first quarter of 2011 would have been $10.9 million, or $0.49 per fully diluted share.

First quarter results included:

Wireless

•

Net unit losses improved to 51,000 in the first quarter from 53,000 in the fourth quarter and 60,000 in the first quarter of 2011, while the quarterly rate of unit erosion improved to 3.0 percent from 3.2 percent in the year-earlier quarter. The annual rate of subscriber erosion improved to 11.5 percent in the first quarter, compared to 11.7 percent in the fourth quarter and 12.9 percent in the year-ago quarter, and was the lowest annual unit loss rate in more than seven years. Units in service at March 31, 2012 totaled 1,617,000, compared to 1,828,000 a year earlier.

•

The quarterly rate of revenue erosion was 4.9 percent, compared to 4.1 percent in the fourth quarter and 3.9 percent in the first quarter of 2011, while the annual rate of revenue erosion improved to 15.7 percent from 16.3 percent in the year-earlier quarter. In 2012, we transferred most of the Wireless systems sales revenue to our Software business. Excluding systems sales revenue in the first quarter of 2011 of $0.6 million, the quarterly rate of revenue erosion would have improved to 3.6 percent and the annual rate of revenue erosion would have improved to 14.8 percent.

•	Total ARPU (average revenue per unit) was $8.50 in the first quarter, compared to $8.51 in the fourth quarter and $8.72 in the first quarter of 2011.

•

First quarter EBITDA margin for Wireless was 39.5 percent, compared to 36.7 percent in the fourth quarter and 32.3 percent in the year-earlier quarter. Excluding severance expenses, EBITDA margin would have been 39.3 percent in the fourth quarter of 2011 and excluding the one-time acquisition related expenses EBITDA margin would have been 37.8 percent in the first quarter of 2011.

Software

•

Bookings for the first quarter were $12.4 million, compared to $15.2 million in the fourth quarter and pro forma bookings in the first quarter of 2011 of $13.7 million. Historically, the first quarter is the lowest quarter for bookings and revenue.

•	The backlog was $23.7 million at March 31, 2012, a slight increase from the fourth quarter, and compared to $18.9 million a year earlier.

•

Of the $12.5 million in Software revenue for the first quarter, $6.4 million was maintenance revenue and $6.1 million was operations revenue, compared to $5.1 million and $7.3 million, respectively, of the $12.4 million in Software revenue for the prior quarter (which included $1.0 million of purchase accounting adjustment to software maintenance revenue).

•	The renewal rate for maintenance in the first quarter was 99.6 percent.

Total Company

•

Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $38.0 million in the first quarter, with $26.8 million for Wireless and $11.2 million for Software, compared to $40.6 million in the fourth quarter, with $29.5 million for Wireless and $11.1 million for Software.

•	Capital expenses were $1.6 million, compared to $1.5 million in the first quarter of 2011.

•	Dividends paid to stockholders totaled $5.5 million for the first quarter.

•

The Company’s outstanding debt balance at March 31, 2012 was $3.3 million, at an interest rate of 3.63 percent, and the cash balance was $37.5 million. On April 6, 2012, the Company repaid the remaining debt balance of $3.3 million.

•	The number of full-time equivalent employees at March 31, 2012 totaled 685, including 420 for Wireless and 265 for Software, compared to a total of 683 at December 31, 2011.

Vincent D. Kelly, president and chief executive officer, said: “USA Mobility continued to make excellent progress during the first quarter, consistent with the financial guidance we provided earlier this year. Our Wireless business met or exceeded all key performance goals for gross additions, churn, and ARPU. Further, our overall Wireless trends continued to improve and our results have come in well ahead of plan. We were especially pleased to see further improvement in the annual rates of subscriber and revenue erosion. Our Software business also made substantial progress in the quarter. Although bookings fell below expectations due to lag-time in the software sales cycle on new customer accounts, we increased our backlog and made significant advances in Amcom’s product and business development initiatives. This includes Amcom’s acquisition on May 2nd of IMCO Technologies’ Critical Test Results Management solution, which allows hospitals to improve patient care and safety by expediting the delivery of critical test results to caregivers. At the same time, for the combined business we continued to reduce expenses, maintain strong operating margins, and generate sufficient cash flow to again return capital to stockholders in the form of dividend distributions.”

Kelly said the Company’s Wireless sales and marketing efforts continued to focus on its core market segments of Healthcare, Government and Large Enterprise during the first quarter. “These core segments represented approximately 90.6 percent of our direct subscriber base and 86.1 percent of our direct paging revenue at the end of the first quarter, compared to 88.9 percent and 83.8 percent, respectively, a year earlier. Healthcare continued to be our best performing market segment with the highest percentage of direct gross additions (77.9%) and the lowest rate of direct net unit loss (1.4%) as healthcare providers continue to benefit from the reliability and cost advantages of paging for their most critical messaging needs.”

Commenting on the Software business, Christopher D. Heim, president of Amcom, said: “Despite slower than expected bookings, we delivered an increase in quarter-over-quarter revenue and a growing backlog and sales pipeline at March 31st. During the quarter our sales team brought in solid orders from multiple business segments, including Healthcare, Government, Large Enterprise and Hospitality, with continued demand for call center management, clinical alerting middleware, critical smartphone communications and emergency notification. While sales activity remained strongest in North America, we also completed sales in Asia and the Middle East. In addition,” Heim noted, “our sales and marketing teams launched two new solutions for the Healthcare market during the quarter, including Amcom Care Connect, which enhances patient care by helping busy doctors coordinate and execute phone conversations, and Amcom Duty Hours Tracking, which helps teaching hospitals stay compliant with accreditation guidelines on how many hours their residents can work.”

Heim said Amcom acquired the Critical Test Results Management solution from IMCO Technologies for approximately $3.0 million in cash, providing USA Mobility’s Software business extensive expertise in the effective communication of critical test results management. “It also gives us another communication software solution to improve and enhance communications in clinical settings. Many of our 900 hospital customers have previously requested this specific type of solution, so we’re very pleased to be able to integrate this capability with their existing infrastructures to enhance patient safety and care.”

Shawn E. Endsley, chief financial officer, said the Company continued to reduce operating expenses in the first quarter. “Recurring operating expenses (excluding depreciation, amortization and accretion) for Wireless decreased 18.0 percent from the year-earlier quarter,” he noted, “and again exceeded the annual rate of Wireless revenue decline. Also, Wireless revenue for the quarter remained strong, driven largely by a stable ARPU and improved unit churn.” Endsley said the Company reduced its outstanding debt balance to $3.3 million at March 31st and repaid the $3.3 million balance on April 6, 2012. “Our acquisition of Amcom on March 3, 2011 was funded in part through a $51.9 million credit facility. With repayment of that debt, USA Mobility is once again a debt-free company.”

Regarding financial guidance for 2012, Endsley said the Company is reiterating its prior guidance for the full year, with total revenues expected to range from $214 million to $232 million, operating expenses (excluding depreciation, amortization and accretion) to range from $156.5 million to $163.5 million, and capital expenses to range from $7.5 million to $10 million.

* * * * * * * * *

USA Mobility plans to host a conference call for investors on its first quarter results at 10:00 a.m. Eastern Time on Friday, May 4, 2012. Dial-in numbers for the call are 719-325-2199 or 888-634-7543. The pass code for the call is 3944122. A replay of the call will be available from 1:00 p.m. ET on May 4 until 11:59 p.m. on Friday, May 18. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 3944122.

In addition, the Company will host a meeting for financial analysts from 9:30 a.m. to 10:30 a.m. on Wednesday, May 16, 2012 in Alexandria, Virginia immediately following its Annual Meeting of Stockholders. The Annual

Meeting of Stockholders is scheduled to begin at 9:00 a.m. The Analysts Meeting and Annual Meeting will be held at The Westin Alexandria, 400 Courthouse Square, Bell Room, Alexandria, Virginia. Financial analysts planning to attend the Analysts Meeting should RSVP to stacy.sloan@usamobility.com or call 703-269-6950.

* * * * * * * * *

About USA Mobility

USA Mobility, Inc., headquartered in Springfield, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. In addition, through its Amcom Software subsidiary, it provides mission critical unified communications solutions for hospitals, contact centers, emergency management, mobile event notification and messaging. As a single-source provider, USA Mobility’s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to organizations nationwide. The Company operates the largest one-way paging and advanced two-way paging networks in the United States. USA Mobility also offers mobile voice and data services through Sprint Nextel and T-Mobile, including BlackBerry® smartphones and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale. For further information visit www.usamobility.com and www.amcomsoftware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

USA MOBILITY, INC.

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a), (b)

(Unaudited and in thousands, except share, per share amounts and ARPU)

	For the three months ended March 31,
	2012			2011
	Wireless	Software	Total	Wireless	Software	Total

Revenue:
Paging service	$41,875	$—	$41,875	$48,628	$—	$48,628
Cellular	277	—	277	684	—	684
Product and related sales (c)	1,787	12,470	14,257	2,344	4,799	7,143
Other	326	—	326	880	—	880

Total revenue	44,265	12,470	56,735	52,536	4,799	57,335

Operating expenses:
Cost of products sold	173	4,643	4,816	663	1,767	2,430
Service, rental and maintenance (c)	12,034	2,269	14,303	15,816	649	16,465
Selling and marketing	3,048	2,605	5,653	3,833	1,091	4,924
General and administrative	11,508	1,661	13,169	15,240	328	15,568
Severance and restructuring	9	13	22	33	—	33
Depreciation, amortization and accretion	2,815	1,700	4,515	4,032	507	4,539

Total operating expenses	29,587	12,891	42,478	39,617	4,342	43,959

% of total revenue	66.8%	103.4%	74.9%	75.4%	90.5%	76.7%

Operating income (loss)	14,678	(421)	14,257	12,919	457	13,376
% of total revenue	33.2%	-3.4%	25.1%	24.6%	9.5%	23.3%

Interest expense, net	(188)	—	(188)	(247)	(9)	(256)
Other (expense) income, net	(46)	(16)	(62)	205	(51)	154

Income (loss) before income tax (expense) benefit	14,444	(437)	14,007	12,877	397	13,274
Income tax (expense) benefit	(5,718)	173	(5,545)	27,583	(206)	27,377

Net income (loss)	$8,726	$(264)	$8,462	$40,460	$191	$40,651

Basic net income per common share			$0.38			$1.84

Diluted net income per common share			$0.37			$1.82

Basic weighted average common shares outstanding			22,106,543			22,063,393

Diluted weighted average common shares outstanding			22,589,483			22,333,399

Reconciliation of operating income (loss) to EBITDA (d):
Operating income (loss)	$14,678	$(421)	$14,257	$12,919	$457	$13,376
Add back: depreciation, amortization and accretion	2,815	1,700	4,515	4,032	507	4,539

EBITDA	$17,493	$1,279	$18,772	$16,951	$964	$17,915

% of total revenue	39.5%	10.3%	33.1%	32.3%	20.1%	31.2%

Key statistics:
Units in service	1,617	—	1,617	1,828	—	1,828
Average revenue per unit (ARPU)	$8.50	$—	$8.50	$8.72	$—	$8.72
Bookings	$—	$12,417	$12,417	$—	$3,327	$3,327
Backlog	$—	$23,747	$23,747	$—	$18,869	$18,869

(a)	Slight variations in totals are due to rounding.
(b)	Includes consolidated results of operations of USA Mobility Wireless, Inc. (“Wireless”) and Amcom Software, Inc. (“Software”). Software operations reflect financial results from March 3, 2011, the acquisition date.
(c)	Wireless results reflect eliminations of intercompany revenue and expenses.
(d)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (a)

(In thousands)

	3/31/12	12/31/11
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$37,518	$53,655
Accounts receivable, net	19,753	20,523
Prepaid expenses and other	3,933	4,338
Inventory	2,575	2,268
Escrow receivables	7,418	14,819
Deferred income tax assets, net	4,436	8,617

Total current assets	75,633	104,220
Property and equipment, net	21,092	22,421
Goodwill	130,968	130,968
Other intangible assets, net	37,211	38,757
Deferred income tax assets, net	50,394	51,600
Other assets	2,004	2,094

Total assets	$317,302	$350,060

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$3,250	$—
Accounts payable and accrued liabilities	12,462	12,394
Accrued compensation and benefits	8,878	12,854
Consideration payable	7,418	14,819
Customer deposits	1,899	1,806
Deferred revenue	14,489	14,693

Total current liabilities	48,396	56,566
Long-term debt, net of current portion	—	28,250
Deferred revenue	521	581
Other long-term liabilities	12,277	12,223

Total liabilities	61,194	97,620

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	132,471	131,612
Retained earnings	123,635	120,826

Total stockholders’ equity	256,108	252,440

Total liabilities and stockholders’ equity	$317,302	$350,060

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)

(Unaudited and in thousands)

	For the three months ended
	3/31/12	3/31/11

Cash flows from operating activities:
Net income	$8,462	$40,651
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	4,515	4,539
Amortization of deferred financing costs	65	45
Deferred income tax expense (benefit)	5,387	(27,929)
Amortization of stock based compensation	437	225
Provisions for doubtful accounts, service credits and other	411	700
Settlement of non-cash transaction taxes	(123)	(119)
Loss/(Gain) on disposals of property and equipment	162	(13)
Changes in assets and liabilities:
Accounts receivable	358	(49)
Prepaid expenses, intangibles and other assets	118	(154)
Accounts payable and accrued liabilities	(3,680)	(5,046)
Customer deposits and deferred revenue	(171)	(161)

Net cash provided by operating activities	15,941	12,689

Cash flows from investing activities:
Purchases of property and equipment	(1,551)	(1,494)
Proceeds from disposals of property and equipment	8	11
Acquisitions, net of cash acquired	—	(134,217)

Net cash used in investing activities	(1,543)	(135,700)

Cash flows from financing activities:
Issuance of debt	—	24,044
Repayment of debt	(25,000)	—
Deferred financing costs	—	(1,339)
Cash dividends to stockholders	(5,535)	(5,531)

Net cash (used in) provided by financing activities	(30,535)	17,174

Net decrease in cash and cash equivalents	(16,137)	(105,837)
Cash and cash equivalents, beginning of period	53,655	129,220

Cash and cash equivalents, end of period	$37,518	$23,383

Supplemental disclosure:
Interest paid	$220	$263

Income taxes paid	$224	$—

Non-cash financing activities	$—	$27,750

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a), (b)

(Unaudited and in thousands, except share, per share amounts and ARPU)

	For the three months ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

Revenues:
Paging service	$41,875	$43,249	$45,121	$47,319	$48,628
Cellular	277	414	315	1,199	684
Product and related sales	14,257	14,847	15,464	15,885	7,143
Other	326	421	570	768	880

Total revenues	56,735	58,931	61,470	65,171	57,335

Operating expenses:
Cost of products sold	4,816	5,430	5,951	7,078	2,430
Service, rental and maintenance	14,303	14,478	15,217	16,187	16,465
Selling and marketing	5,653	5,851	5,927	6,588	4,924
General and administrative	13,169	13,610	13,077	13,840	15,568
Severance and restructuring	22	1,215	28	17	33
Depreciation, amortization and accretion	4,515	4,417	5,080	5,298	4,539

Total operating expenses	42,478	45,001	45,280	49,008	43,959

% of total revenues	74.9%	76.4%	73.7%	75.2%	76.7%

Operating income	14,257	13,930	16,190	16,163	13,376
% of total revenues	25.1%	23.6%	26.3%	24.8%	23.3%

Interest expense, net	(188)	(404)	(732)	(862)	(256)
Other (expense) income, net	(62)	131	(1)	7,666	154

Income before income tax (expense) benefit	14,007	13,657	15,457	22,967	13,274
Income tax (expense) benefit	(5,545)	5,289	(5,010)	(4,372)	27,377

Net income	$8,462	$18,946	$10,447	$18,595	$40,651

Basic net income per common share	$0.38	$0.86	$0.47	$0.84	$1.84

Diluted net income per common share	$0.37	$0.84	$0.46	$0.82	$1.82

Basic weighted average common shares outstanding	22,106,543	22,094,197	22,090,913	22,086,848	22,063,393

Diluted weighted average common shares outstanding	22,589,483	22,577,312	22,573,064	22,551,862	22,333,399

Reconciliation of operating income to EBITDA (c):
Operating income	$14,257	$13,930	$16,190	$16,163	$13,376
Add back: depreciation, amortization and accretion	4,515	4,417	5,080	5,298	4,539

EBITDA	$18,772	$18,347	$21,270	$21,461	$17,915

% of total revenues	33.1%	31.1%	34.6%	32.9%	31.2%

Key statistics:
Units in service	1,617	1,668	1,721	1,779	1,828
Average revenue per unit (ARPU)	$8.50	$8.51	$8.59	$8.74	$8.72
Bookings	$12,417	$15,213	$14,188	$15,158	$3,327
Backlog	$23,747	$23,712	$21,313	$20,478	$18,869

(a)	Slight variations in totals are due to rounding.
(b)	Software operations reflect financial results from March 3, 2011, the acquisition date.
(c)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.

CONSOLIDATED OPERATING EXPENSES

SUPPLEMENTAL INFORMATION (a), (b)

(Unaudited and in thousands)

	For the three months ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

Cost of products sold
Payroll and related	$2,368	$2,277	$2,537	$2,156	$677
Cost of sales	2,037	2,724	3,132	4,263	1,536
Other	411	429	282	659	217

Total cost of products sold	4,816	5,430	5,951	7,078	2,430

Service, rental and maintenance
Site rent	4,791	5,002	5,438	5,962	6,881
Telecommunications	2,312	2,598	2,732	2,880	3,102
Payroll and related	5,529	5,279	5,578	5,562	4,769
Stock based compensation	6	6	6	6	5
Other	1,665	1,593	1,463	1,777	1,708

Total service, rental and maintenance	14,303	14,478	15,217	16,187	16,465

Selling and marketing
Payroll and related	3,559	3,306	3,593	3,567	2,904
Commissions	1,253	1,539	1,443	1,948	1,414
Stock based compensation	16	16	16	16	17
Other	825	990	875	1,057	589

Total selling and marketing	5,653	5,851	5,927	6,588	4,924

General and administrative
Payroll and related	6,490	6,268	5,778	6,781	6,072
Stock based compensation	415	415	392	432	203
Bad debt	234	363	346	(80)	416
Facility rent	806	942	1,041	1,035	823
Telecommunications	412	440	494	490	470
Outside services	2,447	2,079	2,496	2,533	5,228
Taxes, licenses and permits	1,501	1,445	1,327	2,190	1,332
Other	864	1,658	1,203	459	1,024

Total general and administrative	13,169	13,610	13,077	13,840	15,568

Severance and restructuring	22	1,215	28	17	33
Depreciation, amortization and accretion	4,515	4,417	5,080	5,298	4,539

Operating expenses	$42,478	$45,001	$45,280	$49,008	$43,959

Capital expenditures	$1,551	$2,818	$1,779	$1,854	$1,501

(a)	Slight variations in totals are due to rounding.
(b)	Software operations have been included from March 3, 2011, the acquisition date.

USA MOBILITY, INC. (WIRELESS)

UNITS IN SERVICE ACTIVITY (a)

(Unaudited and in thousands)

	For the three months ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Units in service

Beginning units in service
Direct one-way	1,465	1,510	1,559	1,599	1,645
Direct two-way	90	93	97	100	106

Total direct	1,555	1,603	1,656	1,699	1,751

Indirect one-way	63	68	71	75	68
Indirect two-way	50	50	52	54	70

Total indirect	113	118	123	129	138

Total beginning units in service	1,668	1,721	1,779	1,828	1,889

Gross placements
Direct one-way	41	39	50	56	47
Direct two-way	3	4	5	5	3

Total direct	44	43	55	61	50

Indirect one-way	1	2	3	3	1
Indirect two-way	—	—	—	2	—

Total indirect	1	2	3	5	1

Total gross placements	45	45	58	66	51

Gross disconnects
Direct one-way	(83)	(84)	(99)	(94)	(93)
Direct two-way	(8)	(7)	(9)	(10)	(9)

Total direct	(91)	(91)	(108)	(104)	(102)

Indirect one-way	(4)	(7)	(6)	(10)	6
Indirect two-way	(1)	—	(2)	(1)	(16)

Total indirect	(5)	(7)	(8)	(11)	(10)

Total gross disconnects	(96)	(98)	(116)	(115)	(112)

Net (loss)/gain
Direct one-way	(42)	(45)	(49)	(38)	(46)
Direct two-way	(5)	(3)	(4)	(5)	(6)

Total direct	(47)	(48)	(53)	(43)	(52)

Indirect one-way	(3)	(5)	(3)	(7)	7
Indirect two-way	(1)	—	(1)	1	(16)

Total indirect	(4)	(5)	(4)	(6)	(9)

Total net change	(51)	(53)	(58)	(49)	(60)

Ending units in service
Direct one-way	1,423	1,465	1,510	1,559	1,599
Direct two-way	85	90	93	97	100

Total direct	1,508	1,555	1,603	1,656	1,699

Indirect one-way	60	63	68	71	75
Indirect two-way	49	50	50	52	54

Total indirect	109	113	118	123	129

Total ending units in service	1,617	1,668	1,721	1,779	1,828

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC. (WIRELESS)

AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)

(Unaudited)

	For the three months ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

ARPU
Direct one-way	$7.91	$7.90	$7.97	$8.10	$8.05
Direct two-way	21.08	21.27	21.60	22.05	22.23

Total direct	8.67	8.68	8.77	8.92	8.89

Indirect one-way	7.61	7.49	7.28	7.57	8.44
Indirect two-way	4.33	4.43	4.77	4.77	4.31

Total indirect	6.14	6.16	6.22	6.40	6.49

Total one-way	7.90	7.89	7.94	8.08	8.07
Total two-way	15.00	15.29	15.71	16.04	15.41

Total paging ARPU	$8.50	$8.51	$8.59	$8.74	$8.72

Gross disconnect rate (b)
Direct one-way	-5.7%	-5.6%	-6.4%	-6.0%	-5.7%
Direct two-way	-8.3%	-7.7%	-9.5%	-9.3%	-7.5%

Total direct	-5.8%	-5.7%	-6.5%	-6.2%	-5.8%

Indirect one-way	-7.0%	-9.8%	-8.1%	-8.1%	11.9%
Indirect two-way	-1.7%	-1.8%	-3.1%	-4.5%	-26.4%

Total indirect	-4.7%	-6.4%	-6.0%	-6.6%	-8.1%

Total one-way	-5.8%	-5.8%	-6.4%	-6.1%	-5.0%
Total two-way	-5.9%	-5.6%	-7.3%	-7.6%	-15.2%

Total paging gross disconnect rate	-5.8%	-5.7%	-6.5%	-6.2%	-6.0%

Net (loss)/gain rate (c)
Direct one-way	-2.9%	-3.0%	-3.2%	-2.5%	-2.9%
Direct two-way	-4.9%	-3.3%	-4.1%	-3.1%	-3.6%

Total direct	-3.0%	-3.0%	-3.2%	-2.6%	-3.0%

Indirect one-way	-5.4%	-7.4%	-4.5%	-5.3%	14.6%
Indirect two-way	-0.9%	-1.0%	-2.3%	-3.0%	-25.8%

Total indirect	-3.4%	-4.7%	-3.6%	-4.3%	-6.6%

Total one-way	-3.0%	-3.2%	-3.2%	-2.6%	-2.2%
Total two-way	-3.5%	-2.5%	-3.5%	-3.1%	-12.7%

Total paging net loss rate	-3.0%	-3.1%	-3.3%	-2.7%	-3.2%

(a)	Slight variations in totals are due to rounding.
(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.
(c)	Net (loss)/gain rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC. (WIRELESS)

SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)

(Unaudited)

	For the three months ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

Gross placement rate (b)
Healthcare	3.3%	3.0%	3.9%	4.5%	3.3%
Government	1.3%	1.6%	2.6%	2.1%	1.9%
Large enterprise	2.4%	2.1%	2.1%	2.1%	2.3%
Other	2.2%	2.8%	1.9%	2.0%	2.5%

Total direct	2.8%	2.7%	3.3%	3.6%	2.9%
Total indirect	1.3%	1.7%	2.4%	2.3%	1.6%

Total	2.7%	2.6%	3.3%	3.5%	2.8%

Gross disconnect rate (b)
Healthcare	-4.7%	-4.9%	-5.7%	-5.0%	-4.7%
Government	-7.7%	-7.4%	-8.3%	-8.7%	-7.6%
Large enterprise	-7.7%	-5.7%	-7.0%	-7.1%	-6.2%
Other	-9.2%	-8.7%	-8.9%	-9.0%	-9.2%

Total direct	-5.8%	-5.7%	-6.5%	-6.2%	-5.8%
Total indirect	-4.7%	-6.4%	-6.0%	-6.6%	-8.1%

Total	-5.8%	-5.7%	-6.5%	-6.2%	-6.0%

Net (loss)/gain rate (b)
Healthcare	-1.4%	-1.9%	-1.8%	-0.5%	-1.4%
Government	-6.4%	-5.8%	-5.7%	-6.6%	-5.7%
Large enterprise	-5.3%	-3.6%	-4.9%	-5.0%	-3.9%
Other	-7.1%	-5.9%	-7.0%	-6.9%	-6.8%

Total direct	-3.0%	-3.0%	-3.2%	-2.6%	-3.0%
Total indirect	-3.4%	-4.7%	-3.6%	-4.3%	-6.6%

Total	-3.0%	-3.1%	-3.3%	-2.7%	-3.2%

End of period units in service % of total (b)
Healthcare	63.6%	62.6%	61.7%	60.9%	59.5%
Government	11.5%	11.9%	12.3%	12.6%	13.1%
Large enterprise	9.3%	9.5%	9.6%	9.8%	10.0%
Other	8.8%	9.2%	9.5%	9.7%	10.3%

Total direct	93.2%	93.2%	93.1%	93.0%	92.9%
Total indirect	6.8%	6.8%	6.9%	7.0%	7.1%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.
(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net (loss)/gain rates.

USA MOBILITY, INC. (WIRELESS)

SUPPLEMENTAL INFORMATION - DIRECT UNITS IN SERVICE AND CELLULAR

ACTIVATIONS (a)

(Unaudited)

	For the three months ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

Account size ending units in service (000’s)
1 to 3 units	61	65	69	74	79
4 to 10 units	37	40	42	45	48
11 to 50 units	86	92	99	106	114
51 to 100 units	54	56	61	68	72
101 to 1,000 units	373	380	399	411	424
>1,000 units	897	922	933	952	962

Total	1,508	1,555	1,603	1,656	1,699

End of period units in service % of total direct
1 to 3 units	4.1%	4.2%	4.3%	4.4%	4.7%
4 to 10 units	2.3%	2.6%	2.6%	2.7%	2.8%
11 to 50 units	5.7%	5.9%	6.2%	6.4%	6.7%
51 to 100 units	3.6%	3.6%	3.8%	4.1%	4.2%
101 to 1,000 units	24.8%	24.4%	24.9%	24.8%	25.0%
>1,000 units	59.5%	59.3%	58.2%	57.6%	56.6%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	-6.2%	-5.7%	-5.9%	-6.3%	-6.2%
4 to 10 units	-6.2%	-6.6%	-6.4%	-6.8%	-6.2%
11 to 50 units	-7.1%	-7.3%	-6.4%	-6.5%	-7.7%
51 to 100 units	-3.9%	-8.4%	-10.4%	-5.4%	-5.7%
101 to 1,000 units	-1.7%	-4.7%	-2.9%	-3.3%	-2.7%
>1,000 units	-2.7%	-1.1%	-2.1%	-1.0%	-1.8%

Total	-3.0%	-3.0%	-3.2%	-2.6%	-3.0%

Account size ARPU
1 to 3 units	$15.49	$15.46	$15.62	$15.74	$15.57
4 to 10 units	14.45	14.37	14.52	14.65	14.53
11 to 50 units	12.15	12.12	12.30	12.38	12.19
51 to 100 units	10.52	10.56	10.59	10.68	10.59
101 to 1,000 units	9.04	8.90	8.90	9.10	9.00
>1,000 units	7.35	7.37	7.42	7.49	7.47

Total	$8.67	$8.68	$8.77	$8.92	$8.89

Cellular:
Number of activations	1,070	1,476	1,236	4,370	2,191

Revenue from cellular services (000’s)	$277	$414	$315	$1,199	$684

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.

2012 FINANCIAL GUIDANCE

	(In millions)
	Full Year
	Guidance Range
	From	To

Revenues
Wireless	$156.0	$166.0
Software	58.0	66.0

Combined	$214.0	$232.0

Operating Expenses (a)
Wireless	$112.0	$108.0
Software	51.5	48.5

Combined	$163.5	$156.5

Capital Expenses
Wireless	$9.0	$7.0
Software	1.0	0.5

Combined	$10.0	$7.5

(a)	Operating expenses exclude depreciation, amortization and accretion.